FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
October 31, 2013	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer

CEC ENTERTAINMENT REPORTS THIRD QUARTER RESULTS
ANNOUNCES 13% INCREASE IN CASH DIVIDEND

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its third quarter ended September 29, 2013. Total revenues for the third quarter of 2013 decreased 0.4%, or $0.7 million, to $195.9 million from $196.6 million for the third quarter of 2012. The decrease primarily related to a 2.1% decrease in comparable store sales, partially offset by additional revenues generated from new store development.

Net income for the third quarter ended September 29, 2013 decreased 5.1%, or $0.4 million, to $7.4 million as compared to $7.8 million for the third quarter of 2012. Diluted earnings per share decreased to $0.43 per share for the third quarter of 2013 from $0.45 per share for the third quarter of 2012.

For the first nine months of 2013, total revenues increased 2.8%, or $17.5 million, to $643.2 million as compared to $625.7 million for the first nine months of 2012. The increase in total revenues was primarily related to a 0.8% increase in comparable store sales, as well as additional revenues generated from new store development.

Net income for the first nine months of 2013 increased 8.4%, or $3.7 million, to $47.9 million as compared to $44.2 million for the first nine months of 2012. Diluted earnings per share for the first nine months of 2013 increased to $2.78 per share as compared to diluted earnings per share of $2.50 for the first nine months of 2012. Diluted earnings per share for the first nine months of 2013 benefitted approximately $0.07 from our repurchase of approximately one million shares of our common stock since the beginning of the 2012 fiscal year.

On October 29, 2013, the Company’s Board of Directors approved a 13% increase in the Company's quarterly cash dividend and declared a cash dividend of $0.27 per share. This cash dividend is scheduled to be paid on December 27, 2013 to stockholders of record as of December 5, 2013.

Michael H. Magusiak, President and Chief Executive Officer, stated, "I am disappointed in third quarter comparable store sales; however, our sales turned positive in the first four weeks of the fourth quarter. Our team remains committed to executing our strategic plan in a very high-quality manner. I believe that our capital expenditure plan to impact Company stores approximately every two years, in conjunction with new major attractions, will position us for success. I also believe that we have a significant opportunity to grow our concept with a combination of new locations both domestically and internationally."

Magusiak added, "Finally, I am pleased to announce a 13% increase in our quarterly dividend to $0.27 per share, which shows our strong commitment to returning capital to shareholders."

Business Outlook:
At this time, we expect comparable store sales to be relatively flat for the fourth quarter of 2013 and the related diluted earnings per share for that period to be in a range of $0.15 to $0.19. Additionally, in regards to 2013, we expect:

•
To open eight to nine net new Company-owned stores. We have opened eight new stores through the third quarter, including one relocation, and have closed three stores, and anticipate opening five to six more in the latter part of the fourth quarter and closing one additional store;

•	Average cheese block prices to be in the range of $1.75 to $1.85 per pound for the fourth quarter;

•	Depreciation and amortization for the year to remain relatively flat with the prior year;

•	Rent expense for the year to increase approximately 4-5% from the prior year;

•	Advertising expense for the year to increase approximately $6 million from the prior year;

•	Capital expenditures to range from approximately $75 million to $80 million; and

•	Payment of four quarterly dividends totaling approximately $17.3 million.

In regards to fiscal 2014:
•    We intend to open 12-15 new Company-owned stores, including three relocations and one franchise acquisition;
•    Capital expenditures are expected to range from approximately $70 million to $75 million; and
•    Advertising expense is anticipated to increase approximately $1 million from the prior year.

Third Quarter 2013 Conference Call:
The Company will host a conference call Thursday, October 31, 2013, at 3:30 p.m. Central Time to discuss its third quarter 2013 financial results and business outlook. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website for a minimum of 60 days.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:
For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 571 Chuck E. Cheese’s stores located in 47 states and 10 foreign countries and territories. Currently, 518 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas, as well as a variety of dining options including pizzas, sandwiches, wings, appetizers, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $10 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company's website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed with the Securities and Exchange Commission (“SEC”) on February 21, 2013. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our strategic plan;
•	Competition in both the restaurant and entertainment industries;
•	Changes in consumer discretionary spending;
•	Impacts on our business and financial results from economic uncertainty in the U.S. and Canada;
•	Negative publicity concerning food quality, health, general safety and other issues;
•	Increases in food, labor and other operating costs;
•	Unanticipated costs and delays in implementing our strategic plan;
•	Government regulations, including health care reform;
•	Existence or occurrence of certain public health issues;
•	Changes in consumers’ health, nutrition and dietary preferences;
•	Any disruption of our commodity distribution system, which currently utilizes a single distributor for most of our products and supplies;
•	Product liability claims and product recalls;
•	Inadequate insurance coverage;
•	Disruptions of our information technology systems and technologies;
•	Litigation risks;
•	Our dependence on a limited number of suppliers for our games, rides, redemption prizes and merchandise;
•	Adverse effects of local conditions, natural disasters and other events;
•	Increases in our leverage;
•	Loss of certain key personnel;
•	Fluctuations in our quarterly results of operations due to seasonality;
•	Our ability to adequately protect our trademarks or other proprietary rights;
•	Risks in connection with owning and leasing real estate; and
•	Conditions in foreign markets.

 The forward-looking statements made in this press release relate only to events as of the date on which the statements were made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share information)

	Three Months Ended				Nine Months Ended
	September 29, 2013		September 30, 2012		September 29, 2013		September 30, 2012
REVENUES:
Food and beverage sales	$87,170	44.5%	$90,406	46.0%	$289,488	45.0%	$291,190	46.5%
Entertainment and merchandise sales	107,629	54.9%	105,223	53.5%	349,957	54.4%	331,021	52.9%
Total Company store sales	194,799	99.4%	195,629	99.5%	639,445	99.4%	622,211	99.4%
Franchise fees and royalties	1,107	0.6%	921	0.5%	3,708	0.6%	3,512	0.6%
Total revenues	195,906	100.0%	196,550	100.0%	643,153	100.0%	625,723	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below)(1)	20,850	23.9%	22,627	25.0%	69,815	24.1%	71,863	24.7%
Cost of entertainment and merchandise (exclusive of items shown separately below)(2)	6,976	6.5%	7,703	7.3%	23,256	6.6%	23,848	7.2%
Total cost of food, beverage, entertainment and merchandise(3)	27,826	14.3%	30,330	15.5%	93,071	14.6%	95,711	15.4%
Labor expenses(3)	56,469	29.0%	55,139	28.2%	174,409	27.3%	170,192	27.4%
Depreciation and amortization(3)	19,603	10.1%	19,872	10.2%	58,666	9.2%	58,702	9.4%
Rent expense (3)	19,672	10.1%	19,526	10.0%	58,648	9.2%	57,441	9.2%
Other store operating expenses(3)	34,401	17.7%	33,501	17.1%	98,775	15.4%	95,767	15.4%
Total Company store operating costs(3)	157,971	81.1%	158,368	81.0%	483,569	75.6%	477,813	76.8%
Other costs and expenses:
Advertising expense	10,644	5.4%	9,966	5.1%	32,960	5.1%	26,947	4.3%
General and administrative expenses	13,529	6.9%	12,931	6.6%	42,950	6.7%	39,635	6.3%
Asset impairments	537	0.3%	818	0.4%	763	0.1%	3,541	0.6%
Total operating costs and expenses	182,681	93.2%	182,083	92.6%	560,242	87.1%	547,936	87.6%
Operating income	13,225	6.8%	14,467	7.4%	82,911	12.9%	77,787	12.4%
Interest expense	1,278	0.7%	2,031	1.0%	5,509	0.9%	6,085	1.0%
Income before income taxes	11,947	6.1%	12,436	6.3%	77,402	12.0%	71,702	11.5%
Income taxes	4,508	2.3%	4,642	2.4%	29,467	4.6%	27,525	4.4%
Net income	$7,439	3.8%	$7,794	4.0%	$47,935	7.5%	$44,177	7.1%
Earnings per share:
Basic	$0.44		$0.45		$2.80		$2.51
Diluted	$0.43		$0.45		$2.78		$2.50
Weighted average common shares outstanding:
Basic	16,958		17,397		17,128		17,595
Diluted	17,121		17,473		17,238		17,652
Cash dividends declared per share	$0.24		$0.22		$0.72		$0.66

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.
(Note - Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 29, 2013	December 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$21,384	$19,636
Other current assets	59,386	66,423
Total current assets	80,770	86,059
Property and equipment, net	695,020	703,956
Other noncurrent assets	11,058	11,791
Total assets	$786,848	$801,806
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$1,011	$1,060
Other current liabilities	86,305	82,080
Total current liabilities	87,316	83,140
Capital lease obligations, less current portion	20,646	21,656
Revolving credit facility borrowings	348,500	389,500
Other noncurrent liabilities	166,439	164,236
Total liabilities	622,901	658,532
Stockholders’ equity	163,947	143,274
Total liabilities and stockholders’ equity	$786,848	$801,806

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 29, 2013	September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,935	$44,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,269	59,257
Deferred income taxes	(477)	4,551
Stock-based compensation expense	6,469	5,630
Other adjustments	150	4,318
Changes in operating assets and liabilities:
Operating assets	2,636	(2,076)
Operating liabilities	7,773	3,383
Net cash provided by operating activities	123,755	119,240
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(54,446)	(75,831)
Other investing activities	2,938	474
Net cash used in investing activities	(51,508)	(75,357)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on revolving credit facility	(41,000)	(15,200)
Dividends paid	(8,445)	(11,829)
Restricted stock returned for payment of taxes	(2,191)	(2,629)
Purchases of treasury stock	(18,112)	(14,353)
Other financing activities	(448)	29
Net cash used in financing activities	(70,196)	(43,982)
Effect of foreign exchange rate changes on cash	(303)	119
Change in cash and cash equivalents	1,748	20
Cash and cash equivalents at beginning of period	19,636	18,673
Cash and cash equivalents at end of period	$21,384	$18,693

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Net Income to EBITDA:
The following table set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
	(in thousands, except percentages)
Total revenues	$195,906	$196,550	$643,153	$625,723
Net income	$7,439	$7,794	$47,935	$44,177
Add:
Interest expense	1,278	2,031	5,509	6,085
Income taxes	4,508	4,642	29,467	27,525
Depreciation and amortization	19,840	20,049	59,269	59,257
EBITDA	$33,065	$34,516	$142,180	$137,044
EBITDA as a percent of total revenues	16.9%	17.6%	22.1%	21.9%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures, and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before interest expense, income taxes and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.
FREE CASH FLOW AND STORE COUNT INFORMATION
(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Nine Months Ended
	September 29, 2013	September 30, 2012
	(in thousands)
Cash provided by operating activities	$123,755	$119,240
Less:
Capital expenditures and franchise acquisitions	54,446	75,831
Dividend payments	8,445	11,829
Free Cash Flow	$60,864	$31,580

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures and dividend payments.
The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, franchise acquisitions and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.
Store Count Information:

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012

Number of Company-owned stores:
Beginning of period	514	510	514	507
New(1)	5	2	8	7
Acquired from franchisees	—	—	—	1
Closed(1)	(1)	(1)	(4)	(4)
End of period	518	511	518	511
Number of franchised stores:
Beginning of period	53	50	51	49
New(2)	1	1	4	3
Acquired by the Company	—	—	—	(1)
Closed(2)	(1)	—	(2)	—
End of period	53	51	53	51
___________________

(1)
For the three and nine months ended September 29, 2013, the number of new and closed Company-owned stores included one store that was relocated. For the three months ended September 30, 2012, the number of new and closed Company-owned stores include one store that was relocated. For the nine months ended September 30, 2012, the number of new and closed Company-owned stores include three stores that were relocated.

(2)	For the nine months ended September 29, 2013, the number of new and closed franchised stores included one store that was relocated.